EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                             XIT SOLUTIONS.COM INC.

     The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under and pursuant to the laws of the State of Nevada, hereby adopts the following Articles of Incorporation for such corporation:

                                    ARTICLE I

     The  name  of  the  corporation  is  XIT  SOLUTIONS.COM  INC.

                                   ARTICLE II

     The principal office of this corporation is to be at 50 West Liberty Street, Suite 880, Reno 89501, State of Nevada. The registered office of this corporation is the same as its principal office. The Nevada Agency and Trust Company is hereby named as Resident Agent of this corporation and in charge of its said office in Nevada. The registered office is the same as the principal office.

                                   ARTICLE III

     The nature of the business, objects and purposes to be transacted, promoted, or carried on by the corporation are:


     A. To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations maybe organized under the General Corporation Law of the State of Nevada and to act in every kind of fiduciary capacity, and generally to do all things necessary or convenient which are incident to or which a natural person might or could do.

     B. To purchase, receive, take by grant, gift, devise, bequest, or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interests therein, wherever situated.


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     C.     To engage generally in the real estate business as principal, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise handle or acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal agent or in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, causes in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held or disposed of and to acquire, purchase, sell, assign, transfer, dispose of and generally deal in and with as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general oil exploration, mining exploration and management business as principal, agent, representative, contractor, sub-contractor, and in any other lawful capacity. To manufacture, purchase or acquire in any lawful manner and to hold, own, mortgage, pledge, sell, transfer, or in any manner dispose of, and to deal and trade in goods, wares, merchandise, and property of any and every class and description, and in any part of the world.

     D. To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of and, in any manner deal with and contract with reference to:

          1. inventions, devices, formulas, processes, improvements and modifications thereof;

          2. Letters patent, patent rights, patented processes, rights, designs, and similar rights, trademarks, trade names, trade symbols and other indications or origin and ownership granted by or recognized under the laws of the United States of America, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereto.

          3.   Franchises,  licenses,  grants  and  concessions.

     E. To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

     F. To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine and direct any officer to complete.


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     G.     To  borrow  money  without  limit  as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Nevada and by the Board of Directors of the corporation as they may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of any or all of its property, franchises and income.

     H. To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

     I. To promote and exercise all or any part of the foregoing purposes and powers in and all parts of the world, and to conduct its business in all or any branches in any lawful capacity.

     The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation by references to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes.

                                   ARTICLE IV

     The aggregate number of shares which the corporation shall have authority to issue is twenty-five million shares of common stock having a par value of $0.001 each.

     No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

     No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a share dividend or otherwise. Any such securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.


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                                    ARTICLE V

     Any action required to, or that may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                   ARTICLE VI

     The members of the governing board shall be styled DIRECTORS and the number of such Directors shall be not less than one (I), or more than five (5). The first board of directors shall be 2. Members whose names and post office addresses are as follows:

              J.P.  Beehner
              P0  Box  2370
              Alvin  TX  77512-2370

              Dorothy  A.  Mortenson
              P0  Box  5034
              Alvin  TX  77512-5034

                                   ARTICLE VII

     The initial number of stockholders will be 2. Additional stockholders may be obtained. The number of directors may be changed as provided in N.R.S. 78.330.

                                  ARTICLE VIII

     A. No director of the corporation shall be liable to the corporation or any of its shareholders for monetary damages for an act or omission in the directors capacity as a director, except that this Article VIII shall not authorize the elimination or limitation of liability of a director of the corporation to the extent the director is found liable for: (i) a breach of such director's duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

     B. The capital stock of this corporation after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay debts of this corporation and no stock issued as fully paid up shall ever be assessable or assessed and the Articles of Incorporation shall not be amended in this particular.


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                                   ARTICLE IX

     This  corporation  is  to  have  perpetual  existence.

     Dorothy A. Mortenson, the undersigned, being the original incorporator for the purpose of forming a corporation to do business both within and without the state of Nevada, and in pursuance of the General Corporation Law of the State of Nevada, effective March 31, 1925 and as subsequently amended do make and file this certificate, hereby declaring and certifying that the facts herein above stated are true.

     This     22nd    day  of     May     ,1999
           ---------         -------------   --

                                                      /s/ Dorothy Ann. Mortenson
                                                        ------------------------
                                             Address:   P0  Box  5034
                                                        Alvin  TX  77512-5034


     On          May  22           1999  before  me,  the  undersigned, a Notary
        --------------------------   --
Public  in  and  for  said  State,  personally appeared    Dorothy Ann Mortenson
                                                        ------------------------
to me known to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

     WITNESS  my  hand  and  official  seal.

                                                       /s/ Guadalupe Loa
                                                       -------------------------
                                                       Notary  Public


         [SEAL]

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